EXHIBIT 15.1

True Leaf Schedules Annual Earnings Conference Call and Business Update

Conference call to take place Wednesday, July 11, 2018 at 5:00pm ET

Investors encouraged to submit all questions for Q&A by Monday, July 9, 2018

VERNON, British Columbia, July 05, 2018 (GLOBE NEWSWIRE) -- True Leaf Medicine International Ltd. (“True Leaf”) (CSE:MJ) (OTCQB:TRLFF) (FSE:TLA), a plant-forward wellness brand for people and their pets, will host a conference call to discuss its fiscal year 2018 financial results first announced on June 28, 2018.

True Leaf Founder and Chief Executive Officer, Darcy Bomford, will host the call on Wednesday, July 11, and provide an update on recent developments, including details on revenue growth fueled by the expanding True Leaf Pet division and the construction of True Leaf Campus, the company’s cannabis cultivation and production facility.

Immediately following True Leaf’s remarks during the Earnings Conference Call on July 11, management will host a Question-and-Answer (Q&A) session to address shareholder concerns. True Leaf invites all investors, media, and interested parties to submit any questions they would like to hear answered by management to ir@trueleaf.com or to True Leaf’s Investor Relations’ advisor at  tpatel@edisongroup.com. Please submit all questions for the Q&A session no later than Monday, July 9, 2018.

Additionally, the company will take questions by email during the conference call and we will respond to as many of the questions as we can in the time allowed.

To participate in the call, please dial 1-877-407-0312 (toll-free) in the U.S. and Canada, or 1-201-389-0899 (toll). The conference ID number for both is 13681284. Participants can also listen to the call via the live webcast at the link below.

Event:	FY 2018 Earnings and Business Update Conference Call
Date:	Wednesday, July 11, 2018
Time:	2:00pm Pacific Time, 5:00pm Eastern Time
U.S. & Canada Dial-in:	1-877-407-0312 (toll free)
U.S. & Canada Dial-in:	1-201-389-0899 (toll)
Conference ID:	13681284
Webcast Link:	https://webcasts.eqs.com/trueleaf20180711

A live audio webcast of the conference call will also be available on the investor relations page of True Leaf’s corporate website at www.trueleaf.com.

About True Leaf

True Leaf is a plant-forward wellness brand for people and their pets. Founded in 2013, True Leaf has two main operating divisions: True Leaf Medicine Inc. and True Leaf Pet Inc.

True Leaf Medicine Inc. is in the final stages of approval to become a licensed producer of federally-approved medicinal cannabis for the Canadian market. The license is subject to a Health Canada inspection to allow for the production, manufacture, and distribution of cannabis products upon the completion of True Leaf Campus: the company’s cannabis cultivation facility being built in Lumby, British Columbia. Construction is expected to be completed in fall 2018.

Established in 2015, True Leaf Pet Inc. is one of the first companies to market hemp-based products for pets worldwide. The company is initially marketing a line of hemp-seed based supplements for pets. True Hemp™ chews, dental sticks, and supplement oils are sold in more than 1,800 stores across North America and Europe.

www.trueleaf.com

Media Contact:

Paul Sullivan
Director, Public Relations
Paul@trueleaf.com
O: 604-685-4742
M: 604-603-7358

Investor Contact:

Kevin Bottomley (Canada)
Director and Corporate Relations
Kevin@trueleaf.com
M: 778-389-9933

Tirth Patel (US)
Edison Advisors
tpatel@edisongroup.com
O: 646-653-7035

Follow True Leaf

twitter.com/trueleafpet

facebook.com/trueleafpet

instagram.com/trueleafpet

Forward-Looking Statements

This news release contains forward-looking statements and management may make additional forward-looking statements in response to your questions. Such written and oral disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995 and True Leaf hereby claims such safe harbour protection for all forward-looking statements. True Leaf believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions; however, True Leaf’s actual results and performance and the value of its securities could differ materially from those set forth in the forward-looking statements due to the impact of many factors summarized in the "Risk Factors" section of True Leaf’s Offering Circular Form 1-A filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities and other discussions of risk factors contained in True Leaf’s periodic filings or supplements to the offering circular. True Leaf's Offering Circular Form 1-A can be found at www.trueleaf.com/pages/investor. Forward-looking statements speak only as of the date they are made. True Leaf undertakes no obligation to update or revise any such information for any reason after the date of this presentation unless required by law.